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                                                                  Exhibit 10(18)



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                               MEMBERS' AGREEMENT

                                       OF

                        STRATOSPHERE LITIGATION, L.L.C.

                          A LIMITED LIABILITY COMPANY

                             As of October 14, 1998











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                               TABLE OF CONTENTS

                                                                            Page

FORMATION OF THE COMPANY.......................................................1
     1.1  Name and Formation...................................................1
     1.2  Membership Units.....................................................2
     1.3  Offices..............................................................4
     1.4  Term of the Company..................................................4
     1.5  Purposes.............................................................4

CAPITAL CONTRIBUTIONS, CAPITAL ACCOUNTS........................................4
     1.6  Initial Capital Contributions........................................4
     1.7  Admission of Additional Members......................................5
     1.8  Additional Capital Contributions.....................................5
     1.9  No Withdrawal........................................................5
     1.10 Capital Accounts, Allocations and Related Matters....................5
          1.10.1 Capital Accounts..............................................5
          1.10.2 Allocations of Book Income and Loss...........................5
          1.10.3 Advances from Members.........................................5
          1.10.4 No Interest...................................................6
     1.11 Partnership Classification for Tax Purposes..........................6

MANAGEMENT AND OPERATIONS......................................................6
     1.12 Management of Company................................................6
     1.13 Specific Authority and Responsibilities of the Board of Managers.....7
          1.13.1 Prosecution of Claims.........................................7
          1.13.2 Retention of Attorneys, Accountants and Other Professionals...7
     1.14 Composition of Board of Managers.....................................7
     1.15 Additional Powers of the Board of Managers...........................9
     1.16 Funding of Company; Operating Accounts...............................9
          1.16.1 Operating Account.............................................9
          1.16.2 Investment of Company Funds...................................9
     1.17 Limitations on Power and Authority of the Board of Managers.........10
     1.18 Reports to Members..................................................10
     1.19 Appointment of Administrator; Compensation..........................10
     1.20 Resignation or Removal of the Administrator.........................10
          1.20.1 Resignation..................................................10
          1.20.2 Removal......................................................11
          1.20.3 Appointment of Successor Administrator.......................11
          1.20.4 Effect of Resignation or Removal.............................11
     1.21 Indemnity...........................................................11
          1.21.1 Indemnity of Managers and Members............................11
          1.21.2 Future Laws..................................................12
          1.21.3 Insurance....................................................12
     1.22 Additional Indemnity Matters........................................12
          1.22.1 Waiver of Indemnity Rights...................................12



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        1.22.2 Certain Related Rights ....................................... 12
  1.23  Actions of Members .................................................. 12
  1.24  Company Liabilities ................................................. 12
  1.25  Power of Attorney ................................................... 13
  1.26  Other Activities of the Member of the Board of Managers ............. 13
  1.27  Debtor-Owned Litigation Claims....................................... 13

DISTRIBUTIONS ............................................................... 14
  1.28  Distribution of Proceeds; Effect of Final Class A Distribution ...... 14
  1.29  Applications of Proceeds ............................................ 14

TRANSFER OF MEMBERSHIP UNITS ................................................ 15
  1.30  Restrictions on Transfer by General Members ......................... 15
  1.31  Unrestricted Transfers .............................................. 15
  1.32  Restrictions on Transfers by Stratosphere ........................... 16
  1.33  After-Acquired Membership Units ..................................... 16
  1.34  Specific Performance ................................................ 16
  1.35  Records of the Company; Void Transfers .............................. 16
  1.36  Withdrawal .......................................................... 16

DISSOLUTION AND LIQUIDATION ................................................. 16
  1.37  Dissolution ......................................................... 16
  1.38  Certificate of Cancellation ......................................... 17
  1.39  Procedures .......................................................... 17
        1.39.1  Liquidation of Assets ....................................... 17
        1.39.2  Authority of Liquidating Agent .............................. 17
        1.39.3  Distribution of Assets ...................................... 17
        1.39.4  No Recourse to Assets of Members ............................ 17
  1.40  Termination of this Agreement ....................................... 17

FISCAL AND ADMINISTRATIVE MATTERS ........................................... 18
  1.41  Fiscal Year ......................................................... 18
  1.42  Deposits ............................................................ 18
  1.43  Checks, Drafts, Etc ................................................. 18
  1.44  Books and Records ................................................... 18
        1.44.1 Right of Inspection .......................................... 18
        1.44.2 Financial Records ............................................ 18
  1.45  Administrative Matters .............................................. 18
        1.45.1  Tax Matters Partner ......................................... 18
        1.45.2  Cooperation ................................................. 19
        1.45.3  Filings ..................................................... 19
        1.45.4  Authorization ............................................... 19
        1.45.5  Reporting to Members ........................................ 19
  1.46  Compliance with Securities Laws ..................................... 19

MISCELLANEOUS ............................................................... 19
  1.47  Notices ............................................................. 19
  1.48  Extension Not a Waiver .............................................. 20


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  1.49  Entire Agreement; Amendments; No Third Party Beneficiaries .......... 20
  1.50  Governing Law ....................................................... 21
  1.51  Venue ............................................................... 21
  1.52  Headings ............................................................ 21
  1.53  Severability ........................................................ 21
  1.54  Certain Defined Terms ............................................... 21
  1.55  Successors .......................................................... 23
  1.56  No Suits by Members ................................................. 23
  1.57  Involvement of the Company in Certain Proceedings ................... 23
  1.58  Waiver of Partition and Certain Other Rights ........................ 24
  1.59  Member Meetings; Member Approvals ................................... 24


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                               MEMBERS' AGREEMENT

     This MEMBERS' AGREEMENT (this "Agreement") is made and entered into as of October 14, 1998 (the "Effective Date") by and among Stratosphere Corporation, a Delaware corporation ("Stratosphere"), and those persons who are from time to time named as additional members (the "General Members") on the books and records of Stratosphere Litigation, L.L.C., a Delaware limited liability company (the "Company").

                                    RECITALS

     A. Stratosphere has caused the Company to be formed in connection with the reorganization of Stratosphere and Stratosphere Gaming Corp., a Nevada corporation ("Gaming Corp." and, together with Stratosphere, the "Debtors"), pursuant to a Second Amended Plan of Reorganization (as the same may be amended from time to time, the "Plan") filed in the United States Bankruptcy Court for the District of Nevada (the "Bankruptcy Court") in Case Nos. 97-20554-GWZ and 97-20555-GWZ. Capitalized terms used but not defined herein have the respective meanings ascribed to such terms in the Plan.

     B. The Plan provides for, among other things, (i) the contribution, transfer, and assignment by the Debtors to the Company of their claims and causes of action against Grand relating to the Standby Equity Commitment (the "Debtor-Contributed Litigation Claims"), together with $100 in cash, in exchange for the issuance to Stratosphere of all of the Class B Membership Units (as defined below) and all of the Class C Membership Units (as defined below), (ii) the contribution, transfer and assignment by holders of Allowed Secured Claims under the Original First Mortgage Notes ("Class 6 Holders") of (a) their respective Original First Mortgage Notes and (b) all claims and causes of action they have relating to the Original First Mortgage Notes (including without limitation the Standby Equity Commitment) (the "Noteholder Litigation Claims" and, together with the Debtor-Contributed Litigation Claims, the "Company-Owned Litigation Claims"), (iii) the satisfaction and discharge of the Allowed Secured Claims under the Original First Mortgage Notes in exchange for the issuance by Stratosphere to Class 6 Holders of shares of Common Stock of Stratosphere and the distribution by Stratosphere to Class 6 Holders of the Class A Membership Units (as defined below), and (iv) the appointment of the Company as Debtors" agent and representative to prosecute, settle, liquidate and/or abandon all Litigation Claims other than the Debtor-Contributed Litigation Claims (the "Debtor-Owned Litigation Claims") on behalf of the Debtors.

     NOW, THEREFORE, Stratosphere, as the sole initial Member (as defined below), and each of the General Members (upon becoming such) agree as follows:

                        I.     FORMATION OF THE COMPANY

     1.1 Name and Formation. The name of the Company is Stratosphere Litigation, L.L.C. The Company is a limited liability company organized under the Delaware Limited Liability Company Act (Delaware Code Annotated, Title 6, SubSections 18-101 through 18-1109) (the "Delaware Act"). The Company is a separate legal entity. The Company and all ownership


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interests in the Company will be governed by this Agreement and, except as modified by this Agreement, by the Delaware Act.

     1.2. Membership Units. (a) The owners of the Company will be known as "Members." The ownership interest of a Member will be designated as a "Membership Unit." The Company will have the following classes of Membership
Units: (i) one "Class B Membership Unit," which will be held by Stratosphere during the Company's existence, (ii) 2,030,000 "Class C Membership Units," which will be held by Stratosphere pending the surrender thereof by Stratosphere for cancellation from time to time in exchange for an equivalent number of Class A Membership Units to be distributed by Stratosphere pursuant to the Plan, and
(iii) up to 2,030,000 "Class A Membership Units," which will be distributed by Stratosphere pursuant to the Plan to Class 6 Holders. Membership Units will be issued only as specifically provided for in this Agreement and there shall be outstanding a total of 2,030,001 Membership Units (one of which will be the Class B Unit). Membership Units will constitute personal property, and no Member will have a claim to or interest in specific property of the Company. Each of the Class A Membership Units, the Class B Membership Unit, and the Class C Membership Units will have the relative preferences, rights, limitations or restrictions as set forth in this Agreement.

               (b) The Class B Membership Unit and each Class C Membership Unit will be represented solely by an entry in the books for registration and transfer of Membership Units provided for in Section 1.2(d). Each Class A Membership Unit will be evidenced by, and subject to the terms of, a Membership Unit certificate (a "Membership Certificate") in substantially the form of Exhibit A, with such changes, marks of identification or designation, and such legends, summaries, or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto.

               (c) The Membership Certificates will be executed on behalf of the Company by the manual or facsimile signature of the Administrator (as defined below).

               (d) The Administrator will keep or cause to be kept, at the principal office of the Company or its agent designated for such purpose, books for registration and transfer of the Membership Certificates issued hereunder. Such books will show, in addition to the Class B Membership Unit and the Class C Membership Units held by Stratosphere, the names and addresses of the respective holders of the Membership Certificates, the number of Class A Membership Units evidenced by each of the Membership Certificates, and the date of each of the Membership Certificates. The Company and its agent will be entitled to treat the registered holder of any Membership Certificate as the sole owner of the Class A Membership Units represented by such Membership Certificate for all purposes and will not be bound to recognize any equitable or other claim or interest in such Class A Membership Units on the part of any other Person (as defined below). The Board of Managers (as defined below) will be entitled to establish such record dates as it deems appropriate from time to time for purposes of determining the Members entitled to receive distributions or notices or to exercise voting rights and for such other purposes as the Board of Managers deems expedient.



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          (e)  In connection with each distribution of Class A Membership Units required to be made pursuant to the Plan, Stratosphere will instruct the Company or its agent designated for such purpose that Stratosphere desires to surrender for cancellation a specified number of Class C Membership Units in exchange for the issuance and delivery to Stratosphere of a like number of Class A Membership Units, to be evidenced by Membership Certificates in such denominations and registered in the names of such Class 6 Holders (or the designees thereof) as may be specified in such instruction, to be distributed by Stratosphere pursuant to the Plan. All Class A Membership Units transferred by Stratosphere to Class 6 Holders on any date after the Effective Date shall be deemed for purposes of this Agreement to have been issued in exchange for Class C Membership Units and distributed at the end of the last day of the fiscal quarter next preceding the fiscal quarter during which such issuance and distribution occurs or, if there is no such preceding fiscal quarter, the Effective Date. All General Members agree to file all federal, state, and local tax returns in a manner that is consistent with the preceding sentence.

          (f) Subject to the provisions of Article V in respect of Transfers (as defined below), any Membership Certificate may be transferred, split up, combined, or exchanged for another Membership Certificate or Membership Certificates. Any Member desiring to transfer, split up, combine, or exchange any such Membership Certificate will make such request in writing delivered to the Administrator, and will surrender the Membership Certificate or Membership Certificates to be transferred, split up, combined, or exchanged, with a form of assignment duly executed by such Member, at the principal office of the Company or its agent designated for such purpose. Thereupon or as promptly as practicable thereafter, the Company or its agent will prepare, execute, and deliver the Membership Certificate or Membership Certificates, as the case may be, as so requested. Neither the Company nor its agent will be required to issue or deliver any Membership Certificates in connection with any transfer, split up, combination, or exchange of Membership Certificates unless and until the Member requesting the issuance or delivery thereof has paid to the Administrator the amount of any tax or governmental charge that may be payable in connection with such transfer, split up, combination, or exchange or has established to the satisfaction of the Administrator that any tax or governmental charge has been paid.

          (g) Upon receipt by the Company of evidence reasonably satisfactory to the Administrator of the loss, theft, destruction, or mutilation of a Membership Certificate, and, in case of loss, theft, or destruction, of indemnity or security reasonably satisfactory to the Administrator, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender to the Company and cancellation of the Membership Certificate if mutilated, the Administrator will prepare, execute, and deliver a new Membership Certificate of like tenor to the Member in lieu of the Membership Certificate so lost, stolen, destroyed, or mutilated.

          (h) All Membership Certificates surrendered for the purpose of transfer, split-up, combination, or exchange will be delivered to the Company or its agent designated for such purpose for cancellation and will be canceled by the Company or such agent, and no Membership Certificates will be issued in lieu thereof except as expressly provided in this Agreement.


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      1.3.  Offices. The initial registered agent of the Company is The
Corporation Trust Company, and the address of the initial registered office of the Company is 1209 Orange Street, Wilmington, Delaware 19801. The principal office of the Company will be maintained at the principal office of the Administrator, or such other location as may be designated by the Board of Managers.

      1.4 Term of the Company. The Company's existence will commence on the date hereof (the "Commencement Date") and will continue until the fifth anniversary of the Effective Date, unless sooner terminated in accordance with
Article VI; provided, however, that in the event that the liquidation and distribution of all Company Assets (as defined below) in accordance with this Agreement shall not have then been completed, the existence of the Company may be extended by the Board of Managers, with the approval of the Bankruptcy Court for good cause shown, for one or more successive periods of two years each. In no event will the Company's existence continue after the liquidation and distribution of all Company Assets in accordance with this Agreement shall have been completed.

      1.5. Purposes. The Company is organized for the exclusive purposes of (a) prosecuting, settling, liquidating, and/or abandoning (i) the Company-Owned Litigation Claims and (ii) on behalf of the Debtors, the Debtor-Owned Litigation Claims, (b)(i) receiving and administering the Company Assets and (ii) on behalf of the Debtors, administering the Debtor-Owned Litigation Claims, all recoveries thereon and all direct or indirect proceeds of the foregoing (including without limitation the interest or other earnings thereon), and (c)(i) distributing the Company Assets to the Members in accordance with this Agreement and (ii) making payments to the Debtors pursuant to Section 3.16(b). The Company has no objective to engage in or continue the conduct of a trade or business. Except as otherwise provided in the Delaware Act or by other applicable law, the Company will have the power to do all things necessary or convenient to effect any or all of its purposes.

                  II.  CAPITAL CONTRIBUTIONS, CAPITAL ACCOUNTS

      2.1. Initial Capital Contributions. As of the Commencement Date, Stratosphere will make an initial contribution to the capital of the Company in the amount of One Hundred Dollars ($100). On the Effective Date, the Debtors will contribute, transfer, and assign to the Company, in accordance with the Plan, all of their respective rights, title, and interest in and to the Debtor-Contributed Litigation Claims. Such contributions, transfers, and assignments shall be treated as contributions by Stratosphere to the capital of the Company. In addition, the Plan provides that, as a condition to the distribution of any property under the Plan to any Class 6 Holder, such Class 6 Holder must contribute, transfer and assign to the Company, in accordance with the Plan, all Original First Mortgage Notes held by such Class 6 Holder and such Class 6 Holder's Noteholder Litigation Claims. In consideration for the initial contribution of One Hundred Dollars ($100) by Stratosphere and the contributions, transfers and assignments of the Debtor-Contributed Litigation Claims to be made by the Debtors pursuant to the Plan, one Class B Membership Unit and 2,030,000 Class C Membership Units will be issued to Stratosphere on the Commencement Date. As partial consideration for the contribution by the Class 6 Holders of their Original First


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Mortgage Notes and the Noteholder Litigation Claims, the Class 6 Holders shall be entitled to receive the distributions described in Section 4.1.

     2.2. Admission of Additional Members. From and after the Effective Date, Class A Membership Units will be issued and delivered to Stratosphere for distribution to Class 6 Holders in accordance with Section 1.2(e). Upon such issuance and delivery, the Persons in whose name such Class A Membership Units are registered will be admitted to the Company as General Members. Similarly, each Person to whom record ownership of a Class A Membership Unit is subsequently transferred in accordance with Section 5.2 will be admitted to the Company as a General Member upon the registration of such transfer.

     2.3. Additional Capital Contributions. Except as provided for in Section 2.1, no Member will have any obligation to, nor will any Member be entitled to, make any additional contributions to the capital of the Company.

     2.4. No Withdrawal. No Member will be entitled to withdraw any portion of its contribution or Capital Account (as defined in Appendix A), or to receive any distribution from the Company, except as otherwise provided in this Agreement.

     2.5.  Capital Accounts, Allocations and Related Matters.

          2.5.1 Capital Accounts. A Capital Account will be maintained for each Member in the manner set forth in Article II of Appendix A, which is attached hereto and is a part of this Agreement.

          2.5.2 Allocations of Book Income and Loss. Except to the extent modified by the provisions of Article III of Appendix A, the Company's Book (as defined in Appendix A) income and Book loss for any fiscal year will be allocated as follows:

            (a) Book loss funded by and any cancellation of indebtedness income arising from forgiveness of a Member advance will be allocated to the Member that made the advance.

            (b) Book income will be allocated first to repayments of Member advances and then to each holder of a Class A Membership Unit based on its Class A Sharing Percentage (as defined below).

            (c) Book income and book loss will not include any amount received or expended by the Company with respect to a Debtor-Owned Litigation Claim.

          2.5.3 Advances from Members. (a) At the request of the Board of Managers, Stratosphere will, from time to time, advance to the Company up to Five Million Dollars ($5,000,000) in the aggregate for payment of the Company-Owned Litigation Administrative Expenses (as defined below) as and when incurred. All amounts advanced under this Section 2.5.3(a) shall be evidenced by a promissory note in favor of Stratosphere and shall bear interest at a rate of ten percent (10%) per annum.

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             (b)  Advances by Members to the Company, including any advance pursuant to Section 2.5.3(a) hereof, will not be deemed a capital contribution to, or be reflected on the balance of, any Capital Account. The amount of any such advance will be a debt due from the Company to such Member and, except as otherwise expressly provided in this Agreement or as agreed between such Member and the Board of Managers at the time such funds are advanced, will be repaid as soon as practicable to such Member.

       2.5.4 No Interest. No interest will be paid by the Company on (a) any capital contribution, (b) the balance of any Capital Account, or (c) unless otherwise agreed to by the Board of Managers, any advance to the Company from any Member (other than an advance pursuant to Section 2.5.3(a)).

  2.6 Partnership Classification for Tax Purposes. Each Member recognizes and intends that for federal income tax purposes the Company will be classified as a partnership, and the Members will not make any election or take any action that would cause the relationship of the Members under this Agreement to be excluded from the application of all or any part of Subchapter K of Chapter 1 of Subtitle A of the Code (as defined in Appendix A) or from any successor provisions to Subchapter K under the Code or from any similar provisions of applicable state laws.

              III.  MANAGEMENT AND OPERATIONS

  3.1 Management of Company. (a) The Company Assets will be administered, and the business and affairs of the Company will be managed, by the Board of Managers. The Board of Managers will make continuing efforts to carry out the purposes of the Company set forth in Section 1.5 in an expeditious but orderly manner intended reasonably to maximize the value of any distributions to the Members entitled thereto and any recoveries in respect of the Debtor-Owned Litigation Claims.


             (b) No member of the Board of Managers will be liable or accountable, in damages or otherwise, to the Company or to any Member for anything he or she may do or refrain from doing, except in the case of his or her willful breach of a material provision of this Agreement or gross negligence in connection with the performance of his or her duties hereunder.

             (c) A member of the Board of Managers may rely on, and will be fully protected personally in acting upon, any resolution, statement, certificate, instrument, opinion, report, notice, request, consent, order, or other instrument or document that he or she has no reason to believe to be other than genuine and to have been signed or presented other than by the proper party or parties or, in the case of facsimile transmissions, to have been sent other than by the proper party or parties, in each case without obligation to satisfy himself or herself that the same was given in good faith and without responsibility for errors in delivery, transmission, or receipt. In the absence of his or her gross negligence or willful breach of this Agreement, a member of the Board of Managers may rely on the truth of statements and the correctness of the facts and opinions expressed therein and will be fully protected personally in acting thereon. A member of the Board of Managers may consult with legal counsel and will be fully protected in


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respect of any action taken or suffered by him or her in accordance with the written opinion of legal counsel.

  3.2  Specific Authority and Responsibilities of the Board of Managers.

       3.2.1 Prosecution of Claims. (a) The Board of Managers is empowered to prosecute all Company-Owned Litigation Claims, and, on behalf of the Debtors, Debtor-Owned Litigation Claims, and to take all actions and execute all instruments and documents in connection therewith.

              (b) Subject to the retained jurisdiction of the Bankruptcy Court as provided for in the Plan, the Board of Managers is empowered to settle, liquidate, or abandon any Company-Owned Litigation Claim, or, on behalf of the Debtors, Debtor-Owned Litigation Claim, based upon the assessment of the Board of Managers, with the advice of counsel and consultants retained by the Board of Managers, of (i) the likelihood that the Company or the Debtors, as the case may be, would prevail on the merits, (ii) the possible recovery on such Company-Owned Litigation Claim, or such Debtor-Owned Litigation Claim, (iii) the estimated cost (and attendant delay) or prosecuting such Company-Owned Litigation Claim, or such Debtor-Owned Litigation Claim, to judgment, (iv) the offer of settlement or liquidation, (v) the resources of the Company that are available for prosecuting such Company-Owned Litigation Claim, and the resources that Stratosphere is willing to make available for prosecuting such Debtor-Owned Litigation Claim, and (vi) and other matters that the Board of Managers deems to be relevant to such assessment.

       3.2.2  Retention of Attorneys, Accountants and Other Professionals.
(a) The Board of Managers may retain such independent experts and advisors (including, but not limited to, law firms, tax advisors, consultants, or other professionals) as the Board of Managers may select to aid in the performance of its duties and responsibilities hereunder and to perform such other functions as may be appropriate in furtherance of the intent and purpose of this Agreement.

              (b) The Board of Managers may commit the Company to provide such professional persons or entities reasonable compensation and reimbursement from the Company Assets for services rendered and expenses incurred. The Board of Managers will make all reasonable and customary arrangements for payment or reimbursement of such compensation and expenses and will cause the same to be paid from the Operating Account (as defined below) as Company-Owned Litigation Administrative Expenses (as defined below).

  3.3. Composition of Board of Managers. (a) The Board of Managers of the Company ("Board of Managers") will consist of three individuals. The initial members of the Board of Managers will be three persons specified in the Confirmation Order as having been designated as such jointly by Nybor Limited Partnership and Nevar LLC (collectively, the "Majority Noteholder"), each of whom will hold office for an indefinite term commencing on the Effective Date. In the event of any vacancy created by the death or resignation of a member, the Majority Noteholder shall designate a successor to fill such vacancy; provided, however, that if the Majority Noteholder then owns less than twenty percent (20%) of the outstanding Class A Membership Units, the remaining members of the Board of Managers shall designate such


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successor to fill such vacancy. Notwithstanding the foregoing provisions of this
Section 3.3(a), any resigning member of the Board of Managers (or any member removed pursuant to Section 3.3(b) below) shall continue to serve as a member after his resignation (or removal, as the case may be) until a successor member has been duly appointed and qualified.

     (b) The holders of eighty percent (80%) of the outstanding Class A Membership Units (such holders, the "Required Majority") may at any time, with or without cause and in their sole discretion, vote to remove one or more members of the Board of Managers. In the event that fewer than all three of the members of the Board of Managers are removed pursuant to this Section 3.3(b), any resulting vacancy or vacancies, as the case may be, shall be filled by the remaining member(s) of the Board of Managers. In the event that all three of the members of the Board of Managers are removed pursuant to this Section 3.3(b), a new Board of Managers shall be appointed by vote of the Required Majority; provided, however, that such removed members will continue to serve as members after their removal until the new Board of Managers has been duly appointed and qualified.

     (c) Notwithstanding anything to the contrary in this Agreement, at any time from and after the occurrence of a Final Class A Distribution (as defined below), the holder of the Class B Membership Unit may (i) with or without cause and in its sole discretion, remove one or more members of the Board of Managers and (ii) fill any and all vacancies on the Board of Managers, whether resulting from such removal or otherwise.

     (d) All Board of Managers' approvals, concurrences, disapprovals, votes, determinations, and other actions will be authorized by a majority of the members of the Board of Managers at a meeting, duly called in accordance with
Section 3.3(e), at which a majority of the members are present personally or participate by telephone. The Administrator will keep or cause to be kept minutes of all such meetings and will cause such minutes to be placed in the books and records of the Company as contemplated by Section 7.4. The members of the Board of Managers will serve without compensation. The Company will reimburse each member of the Board of Managers for his or her reasonable out-of-pocket expenses incurred in connection with the proceedings of the Board of Managers.

     (e) Meetings of the Board of Managers may be called by the Administrator or any member of the Board of Managers whenever necessary to consider matters of the nature covered by Sections 3.1, 3.2, 3.8, or 3.9 and at such other times as the Administrator or of any such member in his or her sole discretion determines. Notice of each meeting will be given by the Administrator or member of the Board of Managers calling such meeting by telephone, facsimile transmission, or hand delivery to each member of the Board of Managers at least seventy-two (72) hours prior to the time at which the meeting is to be held. Such notice will be deemed waived by participation in a meeting.

     (f) Notwithstanding anything to the contrary in this Agreement, no member of the Board of Managers will have any liability to the Company, the Administrator, or any Member based upon or relating to any act or failure to act by such member of the Board of Managers as a whole.

     3.4 Additional Powers of the Board of Managers. (a) Except as otherwise provided in this Agreement, the Plan, or the Confirmation Order, and subject to the retained jurisdiction of the Bankruptcy Court as provided for in the Plan, the Board of Managers may control and exercise authority over the Company Assets, over the acquisition, management, and disposition thereof, and over the management and conduct of the Company to the extent necessary to enable the Board of Managers to fulfill the intent and purposes of this Agreement. No person dealing with the Company will be obligated to inquire into the authority of the Board of Managers in connection with the acquisition, management, or disposition of the Company Assets.

          (b) In connection with the administration of the Company Assets and the management of the Company's business and affairs, the Board of Managers, except as otherwise expressly limited in this Agreement, the Plan, or the Confirmation Order, will have, in addition to any powers conferred upon the Board of Managers by any other provision of this Agreement, the power to take any and all actions as, in the Board of Managers' discretion, are necessary or advisable to effectuate the purposes of the Company, including without limitation the power and authority (i) to distribute the Company Assets to Members in accordance with the terms of this Agreement, (ii) to sell, convey, transfer, assign, liquidate, or abandon the Company Assets (including without limitation the Company-Owned Litigation Claims), or any part thereof or any interest therein, upon such terms and for such consideration as the Board of Managers, in its sole discretion, may deem desirable, (iii) to endorse the payment of notes or other obligations of any Person or to make contracts with respect thereto, (iv) to borrow such sums of money, at any time and from time to time, for such periods of time, upon such terms and conditions, from such Persons, for such purposes as may be deemed advisable, and (v) to appoint, engage, supervise, and compensate such officers, employees, and agents of the Company and such other Persons, as may be deemed necessary or desirable. The Board of Managers will not at any time, on behalf of the Company or the Members, enter into or engage in any trade or business, and no part of the Company Assets will be used or disposed of by the Board of Managers in futherance of any such trade or business.

          (c) All decisions and actions taken by the Board of Managers under the authority of Sections 3.1, 3.2 or this Section 3.4 will be binding upon all of the Members and the Company.

     3.5  Funding of Company; Operating Accounts.

          3.5.1 Operating Account. The Company will maintain in the Operating Account all funds received (including loan proceeds received pursuant to Sections 2.5.3(a) and 3.4(b)(iv)) and recoveries in respect of the Company-Owned Litigation Claims, subject to expenditures in accordance with Sections 3.2.2 and 3.8(b) and distributions made in accordance with Article IV.

          3.5.2 Investment of Company Funds. All funds received by the Company may be temporarily invested by the Board of Managers in United States treasury bills and notes with maturities of twelve (12) months or less, institutional money market funds, and demand or time deposits and certificates of deposit with commercial banks organized under the laws of the

United States, or any State thereof, having primary capital of not less than Five Hundred Million Dollars ($500,000,000).

     3.6. Limitations on Power and Authority of the Board of Managers. Without the consent of all of the Members, the Board of Managers will not have the authority to do any of the following:

               (a)  Take any action in contravention of this Agreement;

               (b) Take any action which would make it impossible to carry on the activities of the Company; or

               (c) Possess property of the Company or assign the Company's rights in specific property for other than Company purposes.

     3.7. Reports to Members. The Board of Managers will cause the Company to furnish to the Members, promptly after the filing thereof with the Securities and Exchange Commission (the "SEC"), each Annual Report on Form 10-K filed by the Company with the SEC (or, if the Company is not required to file an Annual Report on Form 10-K in respect of a particular fiscal year, to furnish to the Members, within a comparable time frame following the end of such fiscal year, an annual report containing a description of the Company's activities during such fiscal year and the status and results of the Board of Managers' efforts to achieve the purposes set forth in Section 1.5, together with such audited financial statements or other audited financial information as the Board of Managers deems to be appropriate in respect of such fiscal year).

     3.8. Appointment of Administrator: Compensation. (a) The Company will have an administrator, who will initially be a person to be appointed by the Board of Managers on the Effective Date (together with any successor Administrator appointed pursuant to Section 3.9, the "Administrator"). In addition to the duties of the Administrator specified elsewhere herein, the Board of Managers may delegate to the Administrator such of its rights and powers to manage and control the business and affairs of the Company as the Board of Managers deems appropriate.

               (b) The Administrator will receive such compensation for services to the Company as determined by the Board of Managers. In addition, the Company will reimburse the Administrator for the reasonable expenses incurred by him in connection with the performance of his or her duties hereunder.

     3.9.  Resignation or Removal of the Administrator.

           3.9.1 Resignation. The Administrator may resign as administrator by executing an instrument in writing and delivering it to the Board of Managers; provided, however, that the Administrator will continue to serve as Administrator after his or her resignation until the time when appointment of a successor Administrator becomes effective in accordance with Section 3.9.3.

     3.9.2 Removal. The Board of Managers may at any time remove the Administrator, with or without cause, in its sole discretion; provided, however, that the Administrator will continue to serve as Administrator after his or her removal until the time when appointment of a successor Administrator will become effective in accordance with Section 3.9.3.

     3.9.3 Appointment of Successor Administrator. In the event of the death, resignation, incompetency, or removal of the Administrator, the Board of Managers will have the right to appoint a successor Administrator. Such appointment will specify the date on which such appointment will be effective. Every successor Administrator appointed hereunder will execute, acknowledge, and deliver to the departing Administrator an instrument accepting such appointment, and thereupon such successor Administrator, without any further act, deed, or conveyance, will become vested with all the rights, powers, and duties of the departing Administrator hereunder.

     3.9.4 Effect of Resignation or Removal. The death, resignation, incompetency, or removal of the Administrator will not operate to revoke any existing agency created under the terms of this Agreement or invalidate any action theretofore taken by such Administrator. In the event of the resignation or removal of the Administrator, such Administrator will promptly (a) execute and deliver such documents, instruments, and other writings as may be reasonably requested by the successor Administrator to effect the termination of such Administrator's capacity under this Agreement, (b) deliver to the successor Administrator all documents, instruments, records, and other writings related to the Company as may be in the possession of such Administrator (provided that such Administrator may retain one copy of such documents for archival purposes), and (c) otherwise assist and cooperate in effecting the assumption of its obligations and functions by such successor Administrator.

     3.10.  Indemnity.

     3.10.1 Indemnity of Managers and Members. To the fullest extent permitted by the Delaware Act, the Company, to the extent of its assets legally available for that purpose, will indemnify and hold harmless the members of the Board of Managers, the Administrator, the Tax Matters Partner (as defined below), and any partner, shareholder, director, officer, agent, affiliate, and professional or other advisor of any of them (collectively, the "Indemnified Persons") from and against any and all loss, cost, damage, expense (including without limitation fees and expenses of attorneys and other advisors and any court costs incurred by any Indemnified Person), or liability by reason of anything any Indemnified Person does or refrains from doing for, or in connection with the business or affairs of, the Company, except to the extent that it is finally judicially determined by a court of competent jurisdiction that the loss, cost, damage, expense, or liability resulted primarily from the Indemnified Person's gross negligence or willful breach of a material provision of this Agreement which in either event causes actual material damage to the Company. The Company may pay in advance or reimburse reasonable expenses (including advancing reasonable costs of defense) incurred by the Indemnified Person who is or is threatened to be named or made a defendant or a respondent in a proceeding concerning the business and affairs of the Company. The Company may also enter into indemnity contracts with Indemnified Persons and adopt written procedures pursuant to which arrangements are made for the advancement of expenses and the funding of obligations and containing such other procedures regarding indemnification as are appropriate.

     3.10.2 Future Laws. To the extent future enactments or judicial decisions permit an expansion of the rights of indemnification afforded to the Indemnified Persons by the Company, then it is the Members' express intention and agreement that this Section 3.10 immediately and automatically be deemed to be amended so as to permit and authorize the indemnification of the Indemnified Persons by the Company to the maximum extent permitted by law. The Administrator is authorized and empowered to execute, on behalf of all Members, such amendments to this Agreement as may be appropriate to give further effect to this Section 3.10.

     3.10.3 Insurance. To the extent commercially reasonable, the Board of Managers will cause the Company to purchase and maintain insurance, to the extent and in such amounts as the Board of Managers deems reasonable, on behalf of the members of the Board of Managers, the Administrator, and such other Persons as the Board of Managers deems appropriate, against any liability that may be asserted against or expenses that may be incurred by any such Person in connection with the activities of the Company or such indemnitees, regardless of whether the Company would have the power to indemnify such Persons against such liability or expenses under the provisions of this Agreement.

     3.11. Additional Indemnity Matters.

     3.11.1 Waiver of Indemnity Rights. Any Indemnified Person may waive the benefits of indemnification under Section 3.10, but only by an instrument in writing executed by such Indemnified Person.

     3.11.2 Certain Related Rights. The rights to indemnification under
Section 3.10 are not exclusive of other rights which any Indemnified Person may otherwise have at law or in equity, including without limitation common law rights to indemnification or contribution. Nothing in Section 3.10 or this
Section 3.11 will affect the rights or obligations of any Person (or the limitations on those rights or obligations) under any other agreement or instrument to which that Person is a party.

     3.12 Actions of Members. Except as otherwise expressly provided for in this Agreement, the Members may not act for or bind the Company or participate in the general management, conduct, or control of the Company's business or affairs. Nothing contained in this Section 3.12 will prohibit any Member or any partner, shareholder, member, officer, director, employee, agent, or other representative of any Member from serving as an officer or agent of the Company.

     3.13 Company Liabilities. All liabilities of the Company, including without limitation indemnity obligations under Section 3.10, will be liabilities of the Company as an entity, and will be paid or satisfied from Company Assets. No liability of the Company will be payable in whole or in part by any Member in its capacity as a Member, any member of the Board of Managers in such capacity, or the Administrator in such capacity, or by any partner, shareholder, director, officer, agent, affiliate, or advisor of any Member, any member of the Board of Managers, the Administrator, or their respective affiliates.

     3.14. Power of Attorney. (a) General. Each of the Members appoints the Administrator as its attorney-in-fact, with full power of substitution and resubstitution, for the sole purpose of executing and delivering in such Member's name any or all of the following:

     (i) The Certificate of Formation of the Company and any amendment to the Certificate of Formation that the Board of Managers deems appropriate as long as such amendment would not materially adversely affect the Members' interest in the Company;

     (ii) All certificates and other instruments that may be determined by the Board of Managers to be appropriate to effect the dissolution and termination of the Company under Article VI; and

     (iii) All reports, forms, and schedules that the Board of Managers determines appropriate to file with any governmental body in connection with any Company activity.

     (b)  Irrevocable Grant. The power of attorney granted under this Section
3.14 is coupled with an interest and is irrevocable and will survive the death, dissolution, legal incompetency, bankruptcy, and withdrawal from the Company of any Member or the transfer of its interest in the Company.

     3.15. Other Activities of the Member of the Board of Managers. The members of the Board of Managers will be free to own or otherwise participate directly or indirectly in the ownership or operation of any property or any activity of any Person, or any professional activity, whether or not the property or activity competes with or is enhanced by any property or activity of the Company.

     3.16. Debtor-Owned Litigation Claims. (a) Pursuant to the Plan, the Company has been appointed as the Debtors' agent and representative to prosecute, settle, liquidate, and/or abandon the Debtor-Owned Litigation Claims on the Debtors' behalf.

     (b) Any recoveries in respect of the Debtor-Owned Litigation Claims will be collected by the Company on behalf of the Debtors, maintained in a segregated account, and transferred to the Debtors as promptly as practicable. The proceeds of the Debtor-Owned Litigation Claims will not be Company Assets.

     (c) All costs, expenses, and fees incurred by the Company in the prosecution, settlement, liquidation, and/or abandonment of the Debtor-Owned Litigation Claims on the Debtors' behalf will be the responsibility of and will be borne by Stratosphere. In the event that any such costs, expenses, or fees are paid by the Company on behalf of Stratosphere, Stratosphere will promptly reimburse the Company therefor upon request by the Company. The Company is hereby authorized to offset any amounts owed to it by Stratosphere against recoveries collected by the Company on behalf of the Debtors as provided in
Section 3.16(b). Any amounts expended by the Company on behalf of Stratosphere as contemplated by this Section 3.16(c) will be treated for book and tax purposes as if they had been expended directly by Stratosphere.

        (d) Notwithstanding anything to the contrary in this Agreement, none of the members of the Board of Managers, the Administrator, the Tax Matters Partner, or any of their respective members, partners, shareholders, directors, officers, employees, or affiliates will have any liability to the Debtors in connection with the prosecution, settlement, liquidation, and/or abandonment of the Debtor-Owned Litigation Claims hereunder in the absence of gross negligence, bad faith, or willful misconduct on the part of such person.

        (e) Stratosphere will indemnify and hold harmless the Company, the members of the Board of Managers, the Administrator, the Tax Matters Partner, and their respective members, partners, shareholders, directors, officers, employees, and affiliates from and against any and all losses, costs, damages, expenses (including without limitation fees and expenses of attorneys and other advisors and any court costs), or liabilities of them, incurred without gross negligence, bad faith, or willful misconduct, for anything done or omitted to be done by them in connection with the prosecution, settlement, liquidation, and/or abandonment of the Debtor-Owned Litigation Claims on the Debtors' behalf, pursuant to this Agreement.

                               IV.  DISTRIBUTIONS

     4.1. Distribution of Proceeds; Effect of Final Class A Distribution. Subject to the provisions of Section 4.2, the Board of Managers will cause the Company to distribute, from time to time, any proceeds (the "Class A
Proceeds") from the Company-Owned Litigation Claims, together with any interest earned thereon or other proceeds thereof (a "Class A Distribution"), promptly following the Company's receipt thereof, to the holders of Class A Membership Units. Subject to the provisions of Section 4.2, as promptly as practicable following the final adjudication, settlement, or other conclusion of the Company's prosecution of all Company-Owned Litigation Claims, the Board of Managers will make a Class A Distribution of any remaining Class A Proceeds to the holders of Class A Membership Units in proportion to their respective Capital Account balances (the "Final Class A Distribution"). Upon the making of the Final Class A Distribution, each Class A Membership Unit will be canceled and each Membership Certificate will thereafter represent only the right to receive such aliquot share of the Final Class A Distribution.

     4.2. Applications of Proceeds. (a) Prior to making any Class A Distribution, the Board of Managers will apply amounts otherwise available for such Class A Distribution as follows; (i) first, to the payment of any taxes and unpaid administrative expenses; (ii) second, to the payment of unpaid fees and expenses incurred in employing the professional advisors to the Company and the compensation and fees of the Administrator; (iii) third, to a reserve for the amount of future Company-Owned Litigation Administrative Expenses, as reasonably determined by the Board of Managers, in its sole discretion, for up to the term of this Agreement; (iv) fourth, to the payment of accrued and unpaid interest on outstanding advances made to the Company, including advances pursuant to Section 2.5.3(a); and (v) fifth, to the repayment of the unpaid principal amount of any advances made to the Company.

     (b) Without limiting the generality or effect of the foregoing, no Class A Distribution will be made until the aggregate principal amount of all advances made to the Company pursuant to Section 2.5.3(a), together with all accrued and unpaid interest thereon, has been repaid in full.

                        V. TRANSFER OF MEMBERSHIP UNITS

     5.1. Restrictions on Transfer by General Members. A General Member may not Transfer any beneficial interest in its Membership Unit, other than in an Unrestricted Transfer (as defined below). Any purported Transfer of Class A Membership Units by a General Member in violation of this Agreement (an "Unauthorized Transfer") will be null and void.

     5.2. Unrestricted Transfers. (a) Any Transfer of Class A Membership Units made in accordance with this Section 5.2 will constitute an "Unrestricted Transfer" for purposes of this Agreement.

          (b) Any General Member may, upon providing (i) such evidence to the Company as the Administrator may reasonably require (including, if required by the Administrator, an opinion of counsel reasonably satisfactory to the Administrator) to the effect that such Transfer will not result in the Company ceasing to be classified as a partnership (other than a publicly traded partnership) for federal income tax purposes and (ii) such assurances as the Administrator may reasonably require with respect to the reimbursement of any expenses that may be incurred by the Company in connection with such Transfer, Transfer all or any portion of the record or beneficial interests in the Class A Membership Units owned by such General Member to any Person. Subject to the foregoing and to applicable law, the following Transfers will constitute "Unrestricted Transfers";

               (i) A Transfer or series of Transfers by a General Member within a thirty-day period which involve the Transfer of more than two percent (2%) of the outstanding Membership Units;

               (ii) A Transfer or series of related Transfers by one or more General Members (acting together) which involves the Transfer of fifty percent (50%) or more of the outstanding Membership Units;

               (iii) Transfers of Class A Membership Units effected through a Qualified Matching Service; or

               (iv) Transfers in which the basis of the Membership Unit in the hand of the Transferee is determined, in whole or in part, by reference to its basis in the hands of the Transferor.

  5.3. Restrictions on Transfers by Stratosphere. Notwithstanding anything to the contrary in this Agreement, Stratosphere will not Transfer the Class B Membership Unit or any Class C Membership Unit to any Person except by operation of law to a Person who shall have succeeded to Stratosphere's obligations to distribute all previously undistributed Class C Membership Units pursuant to the Plan without the consent of the holders of eighty percent (80%) of the outstand-ing Class A Membership Units; provided, however, that any Transfer pursuant to this Section 5.3 shall be null and void if it results in the Company ceasing to be classified as a partnership (other than a publicly traded partnership) for federal income tax purposes.

   5.4. After-Acquired Membership Units. All of the provisions of this Agree-ment will apply to and include all the Membership Units issued by the Company to any Member or acquired by any Person on and after the date hereof. Any Person who at any time becomes the holder of record of a Membership Unit will, upon becoming such, be admitted to the Company as a Member and will be bound by the provisions of this Agreement with the same force and effect as though such Person were a signatory hereto.

  5.5. Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any Member Transfers, or attempts to Transfer, any equity interest in the Company in violation of this Agreement, and that the Company shall be entitled to specific performance in addition to recovering attorneys' fees from the breaching party and any other remedy at law or equity.


  5.6. Records of the Company; Void Transfers. The Administrator will Transfer Membership Units on the Company's books only in accordance with the terms and conditions of this Agreement. Any Unauthorized Transfer of Membership Units by a Member will be null and void, and the transferee under such purported Transfer will acquire no title or ownership thereby but will hold such Membership Units for the benefit of the other Members.

  5.7. Withdrawal. No Member may resign from the Company or effect a partial or complete withdrawal from the Company.

                        VI.  DISSOLUTION AND LIQUIDATION

  6.1. Dissolution. The Company will be dissolved upon the occurrence of any of the following events:

        (a) When the period fixed for the existence of the Company (including any extensions thereof effected in accordance with the terms hereof) expires;

        (b) Upon the entry of a final judgment, order, or decree of a court of competent jurisdiction adjudicating the Company to be bankrupt and the expiration without appeal of the period, if any, allowed by applicable law in which to appeal; or

        (c) Upon the unanimous written agreement of all of the Members.

The death, expulsion, bankruptcy, or dissolution of any Member, or the occurrence of any other event which terminates the continued membership of a Member will not result in the Company's dissolution unless such dissolution is otherwise required pursuant to the provisions of this Section 6.1.

  6.2. Certificate of Cancellation. In accordance with the Delaware Act, as soon as possible following the occurrence of any of the events specified in
Section 6.1 effecting the dissolution of the Company, the Board of Managers will cause to be executed and filed a certificate of cancellation to dissolve the Company in such form as is prescribed by the Secretary of State of Delaware.

  6.3.  Procedures.

        6.3.1 Liquidation of Assets. In the event of the dissolution of the Company, the Board of Managers or the Person required by law to wind up the Company's affairs (the Board of Managers or such other Person being referred to herein as the "Liquidating Agent") will commence to wind up the affairs of the Company and liquidate its assets as promptly as is consistent with obtaining the fair value thereof. In connection with any such winding up and liquidation, a financial statement of the Company as of the date of dissolution will be prepared and furnished to all the Members by the Liquidating Agent. The Members will continue to share profits and losses during the period of liquidation in accordance with Section 2.5.2 of this Agreement.

       6.3.2 Authority of Liquidating Agent. In connection with the dissolution and winding up of the Company, the Liquidating Agent will have all of the rights and powers with respect to the assets and liabilities of the Company that the Board of Managers has pursuant to this Agreement or that a manager would have pursuant to any other applicable law.

       6.3.3 Distribution of Assets. Following the payment of, or provisions for, all debts and liabilities of the Company and all expenses of liquidation, and subject to the right of the Liquidating Agent to set up such cash reserves as the Liquidating Agent may deem reasonably necessary for any contingent or unforeseen liabilities or obligations of the Company, the proceeds of the liquidation and any other funds (or other remaining Company Assets) of the Company will be distributed to the General Members in accordance with their respective Capital Account balances.

       6.3.4 No Recourse to Assets of Members. Each Member will look solely to the Company Assets for all distributions with respect to such Member's Capital Account balances, and will have no recourse therefor (upon dissolution of the Company or otherwise) against Stratosphere or any other Member.

  6.4 Termination of This Agreement. Upon the completion of the liquidation and distribution of all Company Assets and the filing of the certificate of cancellation as contemplated by Section 6.2, this Agreement will terminate automatically without any further action on the part of the Members.

                    VII.  FISCAL AND ADMINISTRATIVE MATTERS

     7.1. Fiscal Year. The fiscal year of the Company will begin on the first day of January and end on the last day of December of each year. Any initial period set for accounting purposes will begin the Effective Date and end on the last day of December of the year in which the Effective Date occurs.

     7.2. Deposits. Consistent with the provisions of Section 3.5.2, all funds of the Company will be deposited from time to time to the credit of the Company in such banks, trust companies, or other depositories as the Administrator may select.

     7.3. Checks, Drafts, Etc. All checks, drafts, or other orders for the payment of money, and all notes or other evidences of indebtedness issued in the name of the Company will be signed by the Administrator, or any other Person selected by the Board of Managers.

     7.4. Books and Records. The Administrator will maintain books and records relating to the assets and income of the Company and the payment of expenses of, and liabilities or claims against or assumed by, the Company in such detail and for such detail and for such period of time as may be necessary to enable it to make full and proper accounting in respect thereof and to comply with applicable provisions of law. Nothing in this Agreement is intended to require the Administrator to file any accounting or seek approval of any court with respect to the administration of the Company, or as a condition for managing any payment or distribution out of the Company Assets. The Administrator will keep or cause to be kept accurate and complete minutes and records of the Members and books and records of account of the Company, which will be kept at the principal place of business of the Company or at such other places, within or without the State of Delaware, as the Administrator will from time to time determine.

          7.4.1 Right of Inspection. Any Member of the Company will have the right to examine, at any reasonable time or times for any purpose reasonably related to such Person's interest as a Member, the minutes and records of the Members and the books and records of account of the Company, and to make copies thereof. Such inspection may be made by any agent or duly appointed attorney of the Member making such request, as applicable. Notwithstanding the foregoing, if the Board of Managers determines that the disclosure of certain confidential and proprietary information of the Company to a Member would cause irreparable harm to the Company or the Members, the Board of Managers, in the exercise of its good faith judgment, may refuse to disclose such confidential and proprietary information to such requesting Member.

          7.4.2 Financial Records. Subject to the provisions of Appendix A, all books and records of account of the Company will be maintained and reported based upon generally accepted accounting principles.

     7.5.  Administrative Matters.

          7.5.1 "Tax Matters Partner". The Board of Managers will designate one of the Members of the Company, with the consent of such Member, to be the "Tax Matters Partner" (as defined in Code Section 6231). The Tax Matters Partner is authorized and required to represent the Company (at the Company's expense) in connection with all examinations of the Company's affairs by tax authorities, including administrative and judicial proceedings, and to expend Company funds for professional services and costs associated therewith. The Board of Managers will, to the extent requested by the Tax Matters Partner, cause the Administrator to coordinate with and assist the Tax Matters Partner in the performance of such functions.

     7.5.2 Cooperation. Each Member agrees to cooperate with the Tax Matters Partner and to do or refrain from doing any or all things reasonably requested by the Tax Matters Partner with respect to the conduct of such proceedings and the preparation of all returns pursuant to Section 7.5.3.

     7.5.3 Filings. The Tax Matters Partner will arrange for the preparation and timely filing of all returns required to be filed by the Company and the distribution of Form K-1 or other similar forms to all Members.

     7.5.4 Authorization. The actions of the Tax Matters Partner will be deemed to be authorized by the unanimous consent of the Members with respect to the matters set forth in Section 7.5.1.

     7.5.5 Reporting to Members. The Tax Matters Partner will keep the other Members informed of all material matters that may come to its attention in its capacity as Tax Matters Partner.

     7.6. Compliance with Securities Laws. The Administrator will file with the SEC and other applicable federal and state governmental agencies such reports and other documents, if any, and take any other actions as may be necessary to comply with federal or state securities laws.

                              VIII. MISCELLANEOUS

     8.1. Notices. All notices, requests, claims, demands, and other communications hereunder shall be in writing and shall be given or made by delivery in person, by courier service, by facsimile transmission, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 8.1):

         (a) if to the Board of Managers, the Administrator, or the Company, to:

             Stratosphere Litigation L.L.C.
             c/o Stratosphere Corporation
             2000 Las Vegas Boulevard South
             Las Vegas, Nevada 89104
             Attn: _________________
             Telecopier No.: (702) 383-4738
              with a copy to:

              Gordon & Silver Ltd.
              3960 Howard Hughes
              9th Floor
              Las Vegas, Nevada 89109
              Attn: Gerald M. Gordon
              Telecopier No.: (702) 369-2666

       (b)    if to Stratosphere, to:

              Stratosphere Corporation
              2000 Las Vegas Boulevard South
              Las Vegas, Nevada 89104
              Attn: Thomas A. Lettero
              Telecopier No.: (702) 383-4738

              with a copy to:

              Gordon & Silver Ltd.
              3960 Howard Hughes
              9th Floor
              Las Vegas, Nevada 89109
              Attn: Gerald M. Gordon
              Telecopier No.: (702) 369-2666

       (c) if to the General Members, to such Persons at their respective addresses set forth in the register of the Company.

     All such notices and communications will be deemed to have been duly given: upon delivery, if personally delivered; one business day after being dispatched, if dispatched by same-day or next-day courier guaranteeing timely delivery; when receipt acknowledged, if sent by facsimile transmission; and five business days after being deposited in the mail, if mailed. Whenever any notice is required to be given by law or this Agreement, a waiver thereof in writing, signed by the Person entitled to such notice, whether before or after the time of the event for which notice is to be given, will be deemed equivalent to such notice.

     8.2. Extension Not a Waiver. No delay or omission in the exercise of any power, remedy, or right herein provided or otherwise available to any party hereto will impair or affect the right of such party thereafter to exercise the same. Any extension of time or other indulgence granted to any party hereunder will not otherwise alter of affect any power, remedy, or right of any other party hereto, or the obligations of the party to whom such extension or indulgence is granted.

     8.3. Entire Agreement; Amendments; No Third Party Beneficiaries. This Agreement sets forth the entire agreement between the parties relating to the subject matter hereof and all prior agreements relative thereto that are not contained herein or therein are terminated. Amendments, variations, modifications, or changes herein may be made effective and binding upon the parties hereto by, and only by, a written agreement duly executed by each of the Members and any alleged amendment, variation, modification, or change herein which is not so documented will not be effective as to any party hereto. Except for the provisions of Sections 3.10 and 3.11, which provisions are intended to be for the benefit of, and enforceable by, the Indemnified Persons, (a) this Agreement is for the sole benefit of Stratosphere, the General Members, the members of the Board of Managers, the Administrator, and their permitted assigns and (b) nothing herein expressed or implied will give or be construed to give to any Person, other than Stratosphere, the General Members, the members of the Board of Managers, the Administrator, and such permitted assigns, any legal or equitable rights hereunder.

     8.4. Governing Law. THIS AGREEMENT WILL BE GOVERNED BY, CONSTRUED UNDER, AND INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO ITS CONFLICTS OF LAW PRINCIPLES.

     8.5. Venue. Except with respect to matters for which the Bankruptcy Court will have retained jurisdiction or for which proceedings may be commenced in any court in which a Litigation Claim or any claim or cause of action assigned and transferred to the Company by a Class 6 Holder is pending, any action or other legal proceeding brought under this Agreement will be subject to the jurisdiction of the State of Delaware or the courts of the United States located in the State of Delaware. Each of the Members consents to the jurisdiction of Delaware for actions or legal proceedings brought by any other Member or the Company arising out of or relating to this Agreement and waives any objection which it may have to the laying of the venue of such suit, action or proceeding in any of such courts.

     8.6. Headings. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

     8.7. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction will not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable any such provision in any other jurisdiction.

     8.8. Certain Defined Terms. As used in this Agreement, in addition to the terms defined in the Plan or elsewhere herein (including Appendix A), the following terms have the meanings specified below.

     "Administrator" has the meaning assigned to it in Section 3.8(a).

     "Board of Managers" has the meaning assigned to it in Section 3.3(a).

     "Class A Distribution" has the meaning assigned to it in Section 4.1.

     "Class A Membership Unit" has the meaning assigned to it in Section 1.2.

     "Class A Proceeds" has the meaning assigned to it in Section 4.1.

     "Class A Sharing Percentage" means, for each Member, a percentage computed by dividing (x) the number of Class A Membership Units owned of record by such Member by (y) the number of Class A Membership Units owned of record by all members.

     "Class B Membership Unit" has the meaning assigned to it in Section 1.2.

     "Class C Membership Unit" has the meaning assigned to it in Section 1.2.

     "Company Assets" means (a) all Company-Owned Litigation Claims and all recoveries thereon, (b) the Original First Mortgage Notes and all other assets acquired by the Company pursuant to the terms of the Plan or this Agreement (including funds, if any, contributed to the Company and the proceeds of any loans to the Company), (c) any investments purchased with Company Assets, and
(d) proceeds of each of the foregoing (including without limitation any interest or other earnings thereon), excluding assets distributed, expended or otherwise disposed of by the Company.

     "Company-Owned Litigation Administrative Expenses" means all costs, expenses, and fees incurred in connection with operating the Company and the Company Assets, including without limitation (a) the compensation of the Administrator as specified in Section 3.8, (b) all expenses incurred in employing accountants, experts, advisors, consultants, investigators, appraisers, auctioneers, or other professionals to represent or assist the Board of Managers in carrying out its duties under this Agreement, (c) all other costs incurred in prosecuting the Company-Owned Litigation Claims and (d) all sums payable hereunder to any Person entitled to indemnification pursuant to this Agreement. Company-Owned Litigation Administrative Expenses will not include any costs, expenses, or fees incurred in connection with the prosecution, settlement, liquidation, and/or abandonment of the Debtor-Owned Litigation Claims on behalf of the Debtors.

     "Company-Owned Litigation Claims" has the meaning assigned to it in Recital B.

     "Debtor-Owned Litigation Claims" has the meaning assigned to it in Recital
B.

     "Debtor-Contributed Litigation Claims" has the meaning assigned to it in Recital B.

     "Delaware Act" has the meaning assigned to it in Section 1.1.

     "Final Class A Distribution" has the meaning assigned to it in Section 4.1.

     "General Member" means any Member of the Company owning Class A Membership Units.

     "Indemnified Person" has the meaning assigned to it in Section 3.10.1.

     "Liquidating Agent" has the meaning assigned to it in Section 6.3.1.

     "Majority Noteholder" has the meaning assigned to it in Section 3.3(a).

     "Membership Certificate" has the meaning assigned to it in Section 1.2(b).

     "Member" has the meaning assigned to it in Section 1.2(a).

     "Membership Unit" has the meaning assigned to it in Section 1.2(a).

     "Noteholder Litigation Claims" has the meaning assigned to it in Recital B.

     "Operation Account" means the separate account maintained by the Administrator for the payment of Company-Owned Litigation Administrative Expenses and from which distributions to Members will be made in accordance with
Article IV and the Plan.

     "Overall Sharing Percentage" means, for each Member, a percentage computed by dividing (x) the number of Membership Units owned of record by such Member by
(y) the number of Membership Units owned of record by all Members.

     "Person" means an individual or entity.

     "Qualified Matching Service" means a matching service that satisfies the requirements of a qualified matching services within the meaning of Treas. Reg.
Section 1.7704-1(g)(2).

     "Tax Matters Partner" has the meaning assigned to it in Section 7.5.1.

     "Transfer" means any sale, assignment, pledge, hypothecation, encumbrance, disposition, transfer, gift, participation or redemption of, or any attempt to create or grant a security interest in, a Membership Unit or portion thereof (including any economic interest therein and any instrument or contract right the value of which is determined in whole or in part by reference to the Company, the Company Assets, or the distributions described in Article IV of this Agreement) or other property or contract right or any interest therein or portion thereof, whether voluntary or involuntary, by operation or law or otherwise, and will include any sale or other disposition in any one transaction or series of transactions (whether or not related) of any majority equity interest in any legal entity that owns a Membership Unit or other property or contractual right that would be the subject of any provision of this Agreement.

     8.9. Successors. This Agreement will bind and inure to the benefit of the parties hereto and their respective successors.

     8.10. No Suits by Members. No Member will have any right by virtue of any provision of this Agreement to institute any action or proceeding in law or in equity against Stratosphere or any party other than the Company upon or under or with respect to the Company Assets.

     8.11. Involvement of the Company in Certain Proceedings. If any Member becomes involved in legal proceedings unrelated to the business of the Company in which Stratosphere or the Company is called upon to provide information, the Member will indemnify and hold harmless Stratosphere, the Company, the members of the Board of Managers, and the Administrator against all costs and expenses, including without limitation fees and expenses of attorneys and other advisors, incurred by Stratosphere, the Company, the members of the Board of Managers, or the Administrator in preparing or producing the required information or in resisting any request for production or obtaining a protective order limiting the availability of the information actually provided by Stratosphere, the Company, the members of the Board of Managers, or the Administrator.

     8.12. Waiver of Partition and Certain Other Rights. Each of the Members irrevocably waives any right or power that such Member might have:

          (a) To cause the Company or any of the Company Assets to be partitioned;

          (b) To cause the appointment of a receiver for all or any portion of the Company Assets;

          (c) to compel any sale of all or any portion of the Company Assets;
and

          (d) To file a complaint, or to institute proceeding at law or in equity, to cause the dissolution or liquidation of the Company.

     8.13. Member Meetings; Member Approvals. (a) Meetings of the Members may be called and held at the Company's expense for any purpose by the Board of Managers in which event the Board of Managers will designate any place, within or without the State of Delaware, as the place for such meeting. Written or printed notice stating the place, day, and hour of the meeting and the purpose or purposes for which such meeting is called, will be delivered by the Company to each Member not less than ten (10) days nor more than fifty (50) days before the meeting. If all of the Members meet at any time and place, either within or without the State of Delaware, and consent to the holding of a meeting at such time and place, such meeting shall be valid without call or notice, and at such meeting any Company action may be taken.

          (b) At each meeting of the Members, the holder of record of the Class B Membership Unit, together with the holders of record of a majority of the Class A Membership Units then outstanding, present in person or by proxy, shall constitute a quorum for the transaction of Company business. In the absence of a quorum any Member present at such meeting in person or by proxy shall have the power to adjourn such meeting until a quorum shall be constituted. Unless otherwise provided by law or this Agreement, the affirmative vote of the holder of record of a majority of the Class A Membership Units then outstanding and represented at a meeting at which a quorum is present, shall constitute an act of the Members. At any meeting of the Members, a Member may vote by proxy executed in writing by such Member or by his duly authorized representative. Such proxy shall be filed with the Company before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in such proxy. Members may participate in any meeting through telephonic or similar communications equipment by means of which all persons participating in the meeting can hear one another, and such participation shall constitute presence in person at such meeting.

          (c) Any action required to, or which may, be taken by the Members may be taken without a meeting if a consent thereto in writing, setting forth the action so taken, shall be signed by the holder of the Class B Membership Unit, together, if applicable, with the holders of record of a majority of the Class A Membership Units then outstanding. A written consent may be in one or more instruments, each of which may be signed by one or more Members. No notice need be given of action proposed to be taken by written action, or an approval given by written action, unless specifically required by the Delaware Act.

                                       STRATOSPHERE:

                                       Stratosphere Corporation, a Delaware
                                       corporation, member


                                       By: _____________________________________
                                           Daniel Cassella, President, Chief
                                           Executive Officer and Chief Operating
                                           Officer

                                    EXHIBIT
                            CERTIFICATE OF FORMATION
                                       OF
                        STRATOSPHERE LITIGATION, L.L.C.

     The undersigned, an authorized natural person, for the purpose of forming a limited liability company under the provisions and subject to the requirements of the State of Delaware (particularly Chapter 18, Title 6 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the "Delaware Limited Liability Company Act"), hereby certifies that:

     FIRST: The name of the limited liability company (hereinafter called the "limited liability company") is Stratosphere Litigation, L.L.C.

     SECOND: The address of the registered office and the name and the address of the registered agent for service of process of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are the Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

Executed on _____________________, 199__.



_____________________, Authorized Person.

STRATOSPHERE LITIGATION, L.L.C.

APPENDIX A

                                  TAX MATTERS

          This Appendix is attached to and is a part of the Members Agreement (the "Agreement") of Stratosphere Litigation, L.L.C. (the "Company"). The parties to the Agreement intend that the Company be classified as a partnership for federal income tax purposes pursuant to section 7701(a)(2) of the Code and the regulations thereunder. The provisions of this Appendix are intended to comply with the requirements of Treas. Reg. Section 1.704-1(b)(2)(iv) and Treas. Reg. Section 1.704-2 with respect to maintenance of capital accounts and allocations, and shall be interpreted and applied accordingly.



                                   ARTICLE I.
                                  DEFINITIONS

   1.01 Definitions. For purposes of this Appendix, the capitalized terms listed below shall have the meanings indicated. Capitalized terms not listed below and not otherwise defined in this Appendix shall have the meanings specified in the Agreement.

   "Account Reduction Item" means: (i) any adjustment described in Treas. Reg.
Section 1.704-1(b)(2)(ii)(d)(4); (ii) any allocation described in Treas. Reg.
Section 1.704-1(b)(2)(ii)(d)(5), other than a Nonrecourse Deduction or a Member Nonrecourse Deduction; or (iii) any distribution described in Treas. Reg.
Section 1.704-1(b)(2)(ii)(d)(6), other than a Nonrecourse Distribution or a Member Nonrecourse Distribution.

   "Adjusted Capital Account Balance" means, as of the end of any taxable year, a Member's Capital Account balance as of the end of such taxable year (taking into account all contributions made by such Member and distributions made to such Member during such taxable year and any special allocations required by Sections 3.02, 3.03, 30.4(a), (b), and (d), and 3.06), increased by the sum of
(i) such Member's share of Company Minimum Gain and (ii) such Member's share of Member Nonrecourse Debt Minimum Gain, both determined after taking into account any such special allocations.

   "Adjusted Fair Market Value" of an item of Company property means the greater of (i) the fair market value of such property or (ii) the amount of any nonrecourse indebtedness to which such property is subject within the meaning of section 7701(g) of the Code.

   "Book" means the method of accounting prescribed for compliance with the capital account maintenance rules set forth in Treas. Reg. Section 1.704-1(b)(2)(iv) as reflected in Articles II and III of this Appendix, as distinguished from any accounting method which the Company may adopt for other purposes such as financial reporting.

     "Book Value" means, with respect to any item of Company property, the book value of such property within the meaning of Treas. Reg. Section 1.704-1(b)(2)(iv)(g)(3); provided, however, that if the Company adopts the remedial allocation method described in Treas. Reg. Section 1.704-3(d) with respect to any item of Company property, the Book Value of such property shall be its book basis determined in accordance with Treas. Reg. Section 1.704-3(d)(2).

     "Capital Account" means the capital account of a Member maintained in accordance with Article II of this Appendix.

     "Code" means the Internal Revenue Code of 1986, as amended. References to specific sections of the Code shall be deemed to include references to corresponding provisions of succeeding internal revenue law.

     "Company Minimum Gain" means partnership minimum gain determined pursuant to Treas. Reg. Section 1.704-2(d) and Section 5.02.

     "Deemed Liquidation" means a liquidation of the Company that is deemed to occur pursuant to Treas. Reg. Section 1.708-1(b)(1)(iv) in the event of a termination of the Company pursuant to section 708(b)(1)(B) of the Code.

     "Excess Deficit Balance" means the amount, if any, by which the balance in a Member's Capital Account as of the end of the relevant taxable year is more negative than the amount, if any, of such negative balance that such Member is treated as obligated to restore to the Company pursuant to Treas. Reg. Section 1.704-1(b)(2)(ii)(c), Treas. Reg. Section 1.704-1(b)(2)(ii)(h). Treas. Reg.
Section 1.704-2(g)(1), or Treas. Reg. Section 1.704-2(i)(5). Solely for purposes of computing a Member's Excess Deficit Balance, such Member's Capital Account shall be reduced by the amount of any Account Reduction Items that are reasonably expected as of the end of such taxable year.

     "Excess Nonrecourse Liabilities" means excess nonrecourse liabilities within the meaning of Treas. Reg. Section 1.752-3(a)(3).

     "Exculpatory Liability" means a liability that is recourse to the Company as an entity, and for which no Member or Related Person bears the economic risk of loss under Treas. Reg. Section 1.752-2.

     "Foreign Person" means a foreign person or entity within the meaning of
Section 168(h)(2)(A)(3) of the Code.

     "Member Nonrecourse Debt" means any liability of the Company to the extent that (i) the liability is nonrecourse for purposes of Treas. Reg. Section 1.1001-2 and (ii) a Member or a Related Person bears the economic risk of loss under Treas. Reg. Section 1.752-2.

     "Member Nonrecourse Debt Minimum Gain" means minimum gain attributable to Member Nonrecourse Debt pursuant to Treas. Reg. Section 1.704-2(i)(3).

     "Member Nonrecourse Deduction" means any item of Book loss or deduction that is a partner nonrecourse deduction within the meaning of Treas. Reg.
Section 1.704-2(i)(1) and (2).

     "Member Nonrecourse Distribution" means a distribution to a Member that is allocable to a net increase in such Member's share of Member Nonrecourse Debt Minimum Gain pursuant to Treas. Reg. Section 1.704-2(i)(6).

     "Nonrecourse Deduction" means, subject to Section 5.02, a nonrecourse deduction determined pursuant to Treas. Reg. Section 1.704-2(b)(1) and Treas. Reg. Section 1.704-2(c).

     "Nonrecourse Distribution" means a distribution to a Member that is allocable to a net increase in Company Minimum Gain pursuant to Treas. Reg.
Section 1.704-2(h)(1).

     "Pass-through Entity" means an entity that is treated as a partnership for federal income tax purposes.

     "Regulatory Allocation" means: (i) any allocation made pursuant to Section 3.04(a) to the extent that such allocation is attributable to a prior distribution that is treated as a Nonrecourse Distribution (after taking into account Section 5.03(a)); (ii) any allocation made pursuant to Section 3.04(b) to the extent that such allocation is attributable to a prior distribution that is treated as a Member Nonrecourse Distribution (after taking into account
Section 5.03(b)); (iii) any reallocation made pursuant to Section 3.04(d) or
(e); or (iv) any allocation or reallocation made pursuant to Section 3.05.

     "Related Person" means, with respect to a Member, a person that is related to such Member pursuant to Treas. Reg. Section 1.752-4(b).

     "Revaluation Event" means: (i) a liquidation of the Company (within the meaning of Treas. Reg. Section 1.704-1(b)(2)(ii)(g)); or (ii) a contribution of more than a de minimis amount of money or other property to the Company by a new or existing Member or a distribution of more than a de minimis amount of money or other property to a retiring or continuing Member where such contribution or distribution alters the Overall Sharing Percentage of any Member.

     "Section 705(a)(2)(B) Expenditures" means non-deductible expenditures of the Company that are described in section 705(a)(2)(B) of the Code, and organization and syndication expenditures and disallowed losses to the extent that such expenditures or losses are treated as expenditures described in section 705(a)(2)(B) of the Code pursuant to Treas. Reg. Section 1.704-1(b)(2)(iv)(i).

     "Section 751 Property" means unrealized receivables and substantially appreciated inventory items within the meaning of Treas. Reg. Section 1.751-1(a)(1).

     "Tax Basis" means, with respect to any item of Company property, the adjusted basis of such property as determined in accordance with the Code.

     "Tax-exempt Entity" means: (i) the United States, any state or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing; or (ii) any organization (other than a cooperative described in section 521 of the Code) that is exempt from federal income tax.

     "Treasury Regulation" or "Treas. Reg." means the temporary or final regulation(s) promulgated pursuant to the Code by the U.S. Department of the Treasury, as amended, and any successor regulation(s).

                                   ARTICLE II
                                CAPITAL ACCOUNTS

     2.01. Maintenance. (a) A single Capital Account shall be maintained for each Member in accordance with this Article II.

        (b)  Each Member's Capital Account shall from time to time be increased by:

             (i) the amount of money contributed by such Member to the Company (including the amount of any Company liabilities which the Member assumes (within the meaning of Treas. Reg. section 1.704.1(b)(2)(iv)(c)), but excluding liabilities assumed in connection with the distribution of Company property and excluding increases in such Member's share of Company liabilities pursuant to section 752 of the Code);


             (ii) the fair market value of property contributed by such Member to the Company (net of any liabilities secured by such property that the Company is considered to assume or take subject to pursuant to section 752 of the Code);


             (iii) allocations to such Member of Company Book income and gain (or the amount of any item or items of income or gain included therein):


             (iv) upon the revaluation of Company property pursuant to Section 2.02(a), the Book gain (if any) that would have been allocated to such Member if such Company property had been sold at its Adjusted Fair Market Value as of the date of such revaluation; and

             (v) upon the distribution of Company property to a Member, if Company property is not revalued pursuant to Section 2.02(a), the Book gain (if any) that would have been allocated to such Member if such Company property had been sold at its Adjusted Fair Market Value immediately prior to the distribution.


        (c)  Each Member's Capital Account shall from time to time be reduced by:

             (i) the fair market value of property distributed to such Member by the Company (net of any liabilities secured by such property that such Member is considered to assume or take subject to pursuant to section 752 of the Code);

            (ii) allocations to such Member of Company Book loss and deduction (or items thereof);

            (iii) upon the revaluation of Company property pursuant to Section 2.02(a), the Book loss (if any) that would have been allocated to such Member if such Company property had been sold at its Adjusted Fair Market Value as of the date of such revaluation; and

            (iv) upon the distribution of Company property to a Member, if Company property is not revalued pursuant to Section 2.02(a), the Book loss (if any) that would have been allocated to such Member if such Company property had been sold at its Adjusted Fair Market Value immediately prior to the distribution.


            (v) the amount of money distributed to such Member by the Company (including the amount of such Member's individual liabilities for which the Company becomes personally and primarily liable but excluding liabilities assumed in connection with the contribution of property to the Company and excluding decreases in such Member's share of Company liabilities pursuant to section 752 of the Code);


       (d) The Company shall make such other adjustments to the Capital Accounts of the Members as are necessary to comply with the provisions of Treas. Reg. section 1.704-1(b)(2)(iv).

     2.02. Revaluation of Company Property. (a) Upon the occurrence of a Revaluation Event, the Manager may revalue all Company property (whether tangible or intangible) for Book purposes to reflect the Adjusted Fair Market Value of Company property immediately prior to the Revaluation Event. In the event that Company property is so revalued, the Capital Accounts of the Members shall be adjusted in accordance with Treas. Reg. Section 1.704-1(b)(2)(iv)(f).

        (b) Upon the distribution of Company property to a Member, if Company property is not revalued pursuant to Section 2.02(a), the property to be distributed shall be revalued for Book purposes to reflect the Adjusted Fair Market Value of such property immediately prior to such distribution, and the Capital Accounts of all Members shall be adjusted in accordance with Treas. Reg.
Section 1.704-1(b)(2)(iv)(e).


     2.03. Restoration of Negative Balances. No Member with a deficit balance in its Capital Account shall have any obligation to the Company, to any other Member or to any third party to restore or repay said deficit balance.


     2.04. Transfers of Interests. (a) Upon the transfer of a Member's entire interest in the Company, the Capital Account of such Member shall carry over to the transferee.


        (b) Upon the transfer of a portion of a Member's interest in the Company, the portion of such Member's Capital Account attributable to the transferred portion shall carry over to the transferee. In the event that the document effecting such transfer specifies the portion of such Member's Capital Account to be transferred, such portion shall be deemed to be the portion attributable to the transferred portion of such Member's interest for purposes of this Section 2.04(b).


                                  ARTICLE III.
                       ALLOCATION OF BOOK INCOME AND LOSS

     3.01. Book Income and Loss. (a) The Book income or loss of the Company for purposes of determining allocations to the Capital Accounts of the Members shall be determined in the same manner as the determination of the Company's taxable income, except that: (i) items that are required by section 703(a)(1) of the code to be separately stated shall be included; (ii) items of income that are exempt from inclusion in gross income for federal income tax purposes shall be treated as Book income, and related deductions that are disallowed under section 265 of the Code shall be treated as Book deductions; (iii)
Section 705(a)(2)(B) Expenditures shall be treated as deductions; (iv) items of gain, loss, depreciation, amortization, or depletion that would be computed for federal income tax purposes by reference to the Tax Basis of an item of Company property shall be determined by reference to the Book Value of such item of property; and (v) the effects of upward and downward revaluations of Company property pursuant to Section 2.02 shall be treated as gain or loss respectively from the sale of such property.

            (b) In the event that the Book Value of any item of Company property differs from its Tax Basis, the amount of Book depreciation, depletion, or amortization for a period with respect to such property shall be computed so as to bear the same relationship to the Book Value of such property as the depreciation, depletion, or amortization computed for tax purposes with respect to such property for such period bears to the Tax Basis of such property. If the Tax Basis of such property is zero, the Book depreciation, depletion, or amortization with respect to such property shall be computed by using a method consistent with the method that would be used for tax purposes if the Tax Basis of such property were greater than zero.

            (c) Allocations to the Capital Accounts of the Members shall be based on the Book income or loss of the Company as determined pursuant to this
Section 3.01. Such allocations shall be made as provided in the Agreement except to the extent modified by the provisions of this Article III.


     3.02. Allocation of Nonrecourse Deductions. Notwithstanding any other provisions of the Agreement, Nonrecourse Deductions shall be allocated among the Members in proportion to their respective Overall Sharing Percentages.

     3.03. Allocation of Member Nonrecourse Deductions. Notwithstanding any other provisions of the Agreement, any item of Member Nonrecourse Deduction with respect to a Member Nonrecourse Debt shall be allocated to the Member or Members who bear the economic risk loss for such Member Nonrecourse Debt in accordance with Treas. Reg. Section 1.704-2(i).

     3.04. Chargebacks of Income and Gain. Notwithstanding any other provisions of the Agreement:

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            (a)  Company Minimum Gain. In the event that there is a net decrease in Company Minimum Gain for a taxable year of the Company, then before any other allocations are made for such taxable year, each Member shall be allocated items of Book income and gain for such year (and, if necessary, for subsequent years) to the extent required by Treas. Reg. Section 1.704-2(f).

            (b) Member Nonrecourse Debt Minimum Gain. In the event that there is a net decrease in Member Nonrecourse Debt Minimum Gain for a taxable year of the Company, then after taking into account allocations pursuant to paragraph
(a) immediately preceding, but before any other allocations are made for such taxable year, each Member with a share of Member Nonrecourse Debt Minimum Gain at the beginning of such year shall be allocated items of Book income and gain for such year (and, if necessary, for subsequent years) to the extent required by Treas. Reg. Section 1.704-2(i)(4).

            (c) Application for Waiver. In the event that the Manager determines, in its reasonable discretion, that the application of the provisions of Section 3.04(a) or Section 3.04(b) would cause a distortion in the economic arrangement among the Members, the Manager may, on behalf of the Company, request a waiver of the application of either or both of such provisions pursuant to Treas. Reg. Section 1.704-2(f)(4) or Treas. Reg. Section 1.704-2(i)(4).

            (d) Qualified Income Offset. In the event that any Member unexpectedly receives any Account Reduction Item that results in an Excess Deficit Balance at the end of any taxable year after taking into account all other allocations and adjustments under this Agreement other than allocations under Section 3.04(e), then items of Book income and gain for such year (and, if necessary, for subsequent years) will be reallocated to each such Member in the amount and in the proportions needed to eliminate such Excess Deficit Balance as quickly as possible.

            (e) Gross Income Allocation. If, at the end of any taxable year, the Capital Accounts of any Members have Excess Deficit Balances after taking into account all other allocations and adjustments under this Agreement, then items of Book income and gain for such year will be reallocated to such Members in the amount and in the proportions needed to eliminate such Excess Deficit Balances as quickly as possible.

     3.05. Reallocation to Avoid Excess Deficit Balances. Notwithstanding any other provisions of the Agreement, no Book loss or deduction shall be allocated to any Member to the extent that such allocation would cause or increase an Excess Deficit Balance in the Capital Account of such Member. Such Book loss or deduction shall be reallocated away from such Member and to the other Members in accordance with the Agreement, but only to the extent that such reallocation would not cause or increase Excess Deficit Balances in the Capital Accounts of such other Members.

     3.06. Corrective Allocation. Subject to the provisions of Sections 3.02, 3.03, 3.04, and 3.05, but notwithstanding any other provision of the Agreement, in the event that any Regulatory Allocation is made pursuant to this Appendix for any taxable year, then remaining Book items for such year (and, if necessary, Book items for subsequent years) shall be allocated or reallocated in such amounts and proportions as are appropriate to restore the Adjusted Capital


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Account Balances of the Members to the position in which such Adjusted Capital
Account Balances would have been if such Regulatory Allocation had not been made.

     3.07. Other Allocations. (a) If during any taxable year of the Company there is a change in any Member's Class A Sharing Percentage or Class B Sharing Percentage, allocations of Book income or loss for such taxable year shall take into account the varying interests of the Members in the Company in a manner consistent with the requirements of Section 706 of the Code.

     (b) If and to the extent that any distribution of Section 751 Property to a Member in exchange for property other than Section 751 Property is treated as a sale or exchange of such Section 751 Property by the Company pursuant to Treas. Reg. section 1.751-1(b)(2), any Book gain or loss attributable to such deemed sale or exchange shall be allocated only to Members other than the distributee Member.

     (c) If and to the extent that any distribution of property other than
Section 751 Property to a Member in exchange for Section 751 Property is treated as a sale or exchange of such other property by the Company pursuant to Treas. Reg. section 1.751-1(b)(3), any Book gain or loss attributable to such deemed sale or exchange shall be allocated only to Members other than the distributee Member.

                                  ARTICLE IV.
                            ALLOCATION OF TAX ITEMS

     4.01. In General. Except as otherwise provided in this Article IV, all items of income, gain, loss and deduction shall be allocated among the Members for federal income tax purposes in the same manner as the corresponding allocation for Book purposes.

     4.02. Section 704(c) Allocations. In the event that the Book Value of an item of Company property differs from its Tax Basis, allocations of depreciation, depletion, amortization, gain, and loss with respect to such property will be made for federal income tax purposes in a manner that takes account of the variation between the Tax Basis and Book Value of such property in accordance with section 704(c)(1)(A) of the Code and Treas. Reg. section 1.704-1(b)(4)(i). The Manager may select any reasonable method or methods for making such allocations, including, without limitation, any method described in Treas. Reg. section 1.704-(b), (c), or (d).

     4.03 Tax Credits. Tax credits shall be allocated among the Members in accordance with Treas. Reg. section 1.704-1(b)(4)(ii).

                                   ARTICLE V.
                               OTHER TAX MATTERS

     5.01. Excess Nonrecourse Liabilities. For the purpose of determining the Members' shares of the Company's Excess Nonrecourse Liabilities pursuant to Treas. Reg. section 1.752-3(a)(3).

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
and 1.707-5(a)(2)(ii), and solely for such purpose, the Members' interests in profits are hereby specified to be their respective Overall Sharing Percentages.

     5.02. Exculpatory Liabilities. The Manager may (a) treat deductions attributable to Exculpatory Liabilities as deductions that are not Nonrecourse Deductions and (b) disregard Exculpatory Liabilities in the determination of Company Minimum Gain.

     5.03. Treatment of Certain Distributions. (a) In the event that: (i) the Company makes a distribution that would (but for this Subsection (a)) be treated as a Nonrecourse Distribution; and (ii) such distribution does not cause or increase a deficit balance in the Capital Account of the Member receiving such distribution as of the end of the Company's taxable year in which such distribution occurs; then the Manager may treat such distribution as not constituting a Nonrecourse Distribution to the extent permitted by Treas. Reg.
Section 1.704-2(h)(3).

            (b) In the event that: (i) the Company makes a distribution that would (but for this Subsection (b)) be treated as a Member Nonrecourse Distribution; and (ii) such distribution does not cause or increase a deficit balance in the Capital Account of the Member receiving such distribution as of the end of the Company's taxable year in which such distribution occurs; then the Manager may treat such distribution as not constituting a Member Nonrecourse Distribution to the extent permitted by Treas. Reg. Section 1.704-2(i)(6).

     5.04. Reduction of Basis. In the event that a Member's interest in the Company may be treated in whole or in part as depreciable property for purposes of reducing such Member's basis in such interest pursuant to section 1017(b)(3)(C) of the Code, the Manager may, upon the request of such Member, make a corresponding reduction in the basis of the Company's depreciable property with respect to such Member. Such request shall be submitted to the Company in writing, and shall include such information as may be reasonably required in order to effect such reduction in basis.

     5.05. Withholding. (a) The Company shall withhold any amounts required to be withheld pursuant to any applicable provisions of the Code, including without limitation sections 1441 through 1446 of the Code, or pursuant to any applicable provisions of state or local law.

            (b) Any amounts withheld with respect to a Member's distributive share of Company income (whether or not distributed) shall be treated by the Company and by such Member for all purposes as amounts distributed to such Member. Any amounts withheld with respect to any payment to a Member shall be treated by the Company and by such Member for all purposes as amounts paid to such Member. Amounts so treated as distributed or paid to any Member shall reduce the amount otherwise distributable or payable to such Member.

            (c) In the event that the Company withholds with respect to a Member's distributive share of Company income for a taxable year, and such distributive share exceeds the amount distributed to such Member in such taxable year, then subsequent distributions to such Member shall be deemed to be made first from income with respect to which the Company has already withheld.


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
     5.06. Pass-through Entities as Members. Any Member that is a Pass-through Entity shall promptly notify the Company in writing upon any of the following occurrences:

            (a) any event, such as a sale or exchange of an interest in such Member, that will result in an adjustment to the basis of the assets of such Member under section 743(b) of the Code pursuant to an election under section 754 of the Code;

            (b) any event, such as a distribution of cash or other property by such Member, that will result in an adjustment to the basis of such Member's assets under section 734(b) of the Code pursuant to and election under section 754 of the Code; or

            (c) any event that will result in the termination of such Member as a partnership pursuant to section 708(b)(1)(B) of the Code.

     5.07. Tax-exempt or Foreign Ownership of Members. In the event that any interest in a Member that is a Pass-through Entity as owned directly or indirectly by any Tax-exempt Entity or Foreign Person, such Member shall promptly notify the Company in writing of such Tax-exempt Entity's or Foreign Person's proportionate share of such Member's items of income and gain (determined as a percentage pursuant to section 168(h)(6)(C) of the Code) and of any change in such proportionate share.

     5.08. Entity Classification. Neither the Company nor any Member shall file or cause to be filed any election, the effect of which would be to cause the Company to be classified as other than a partnership for federal income tax purposes, without the prior written consent of all Members.

[End of Appendix A]

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